NFO WORLDWIDE, INC.
INDEX TO FINANCIAL INFORMATION AND SCHEDULES


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Schedule II - Valuation and Qualifying Accounts..........................   S-2


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

SCHEDULE II

                                VALUATION AND QUALIFYING ACCOUNTS
                                (In thousands)



    Column A                        Column B                Column C                Column D              Column E
                                                              (a)                      (b)

                                   Balance at                Additions
                                   Beginning of          charged to costs                                 Balance at
Description                           Period               and expenses              Deductions           End of Period
-----------                           ------               ------------              ----------           -------------

Allowance for doubtful accounts:

January 1 -
December 31, 1998                    $     471               $   2,287  (c)         $       1,791           $     967

January 1 -
December 31, 1997                    $     447               $     151              $         127           $     471

January 1 -
December 31, 1996                    $     247               $     243              $          43           $     447


Notes:

(a)      Column "C(2)" has been omitted as it did not contain any amounts.
(b)      Write off of uncollectible accounts.
(c)      Includes $228 of acquired beginning balance due to 1998 acquisitions.


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